UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2010

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 16, 2010, based on the recommendation by the management of YTB International, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) voted to approve an amendment in the form attached as Exhibit 10.1, the Second Amended and Restated 2004 Stock Option and Restricted Stock Plan, pursuant to its authorization under section 10 of the Amended and Restated 2004 Stock Option and Restricted Stock Plan (the “2004 Plan”) in order to increase the total number of shares of Common Stock reserved and available for distribution under the 2004 Plan from 15,000,000 shares to 20,000,000 million shares.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On April 16, 2010, the Audit Committee (the “Audit Committee”) of the Board voted to dismiss UHY LLP, the Company’s independent registered public accounting firm, effective as of April 16, 2010.  The decision to dismiss UHY LLP was approved by the full Board.  The Company informed UHY LLP of the decision on April 16, 2010.

UHY LLP’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2009 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  UHY LLP’s report on the Company’s consolidated financial statements as of  and for the fiscal year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion, however, such opinion was modified with an explanatory paragraph regarding the substantial doubt raised as to the Company’s ability to continue as a going concern.  As a smaller reporting company for its fiscal year as of and for the year ended December 31, 2009, the Company was not required to have an audit on the effectiveness of its internal controls over financial reporting.  The audit report of UHY LLP on the effectiveness of internal control over financial reporting as of December 31, 2008 contained an adverse opinion due to the material weaknesses identified in the Company’s internal control over financial reporting.  During the fiscal years ended December 31, 2009 and 2008 and through April 16, 2010, there were no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference to the subject matter of the disagreements in its reports for such years.  During the fiscal years ended December 31, 2009 and 2008 and through April 16, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

The Company has provided UHY LLP with a copy of the above disclosures in conjunction with the filing of this report.  The Company requested that UHY LLP provide them with a letter addressed to the SEC stating whether or not UHY LLP agrees with the above disclosures and, if not, stating the respects in which it does not agree.  A copy of UHY LLP’s letter, dated April 22, 2010, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

No.	Description

10.1	Second Amended and Restated 2004 Stock Option and Restricted Stock Plan
16.1	Letter of UHY LLP dated April 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: April 22, 2010	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Second Amended and Restated 2004 Stock Option and Restricted Stock Plan
16.1	Letter of UHY LLP dated April 22, 2010